EXHIBIT 99.1

Contacts:
Leiv Lea
Pharmacyclics, Inc.
(408) 774-0330
Carolyn Bumgardner Wang
WeissComm Partners
(415) 946-1065

PHARMACYCLICS REPORTS SECOND QUARTER FINANCIAL RESULTS

Sunnyvale, Calif., -- January 26, 2006 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its second fiscal quarter ended December 31, 2005. The net loss for the second quarter of fiscal 2006, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $9.9 million, or $0.50 per share, compared to a net loss of $7.8 million, or $0.40 per share, in the second quarter of fiscal 2005. Second quarter of fiscal 2006 non-GAAP pro forma net loss was $8.0 million, or $0.40 per share. The difference between GAAP net loss and non-GAAP pro forma net loss for the second quarter of fiscal 2006 is the result of $1.9 million of stock-based compensation expense recorded in accordance with the adoption of SFAS 123R as of July 1, 2005.

Total GAAP operating expenses were $10.4 million in the second quarter of fiscal 2006 compared to $8.2 million for the second quarter of fiscal 2005, an increase of $2.2 million. This increase included $1.9 million in stock-based compensation expense and approximately $0.6 million associated with increased personnel and consulting costs to support the company's operations, which was offset by a $0.5 million reduction in outside clinical trial costs due to the conclusion of the company's pivotal Phase 3 trial with Xcytrin®.

Pharmacyclics also reported its financial results for the six months ended December 31, 2005. The net loss, on a GAAP basis, for the six months ended December 31, 2005 was $20.1 million, or $1.01 per share, compared to a net loss of $15.1 million, or $0.77 per share, for the six months ended December 31, 2004. The non-GAAP pro forma net loss for the six months ended December 31, 2005 was $16.6 million or $0.84 per share, compared to a non-GAAP pro forma net loss of $15.1 million, or $0.77 per share for the six months ended December 31, 2004.

As of December 31, 2005, the company's cash, cash equivalents and marketable securities totaled $56.4 million compared to $71.9 million as of June 30, 2005.

Note: Pharmacyclics' non-GAAP net loss and non-GAAP net loss per share exclude recurring expenses associated with stock-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the tables below.

Reconciliation of GAAP to Pro Forma Diluted Net Loss (in thousands):

                                            Three Months Three Months Six Months   Six Months
                                               Ended        Ended        Ended        Ended
                                            December 31, December 31, December 31, December 31,
                                               2005         2004         2005         2004
                                            -----------  -----------  -----------  -----------

   GAAP Diluted Net Loss                   $    (9,890) $    (7,787) $   (20,091) $   (15,090)
   Plus:  Stock-based compensation expense       1,911            7        3,508           10
                                            -----------  -----------  -----------  -----------
   Non-GAAP Pro Forma Diluted Net Loss     $    (7,979) $    (7,780) $   (16,583) $   (15,080)
                                            ===========  ===========  ===========  ===========

About Xcytrin

Pharmacyclics is developing Xcytrin as an anti-cancer agent with a novel mechanism of action that is designed to selectively concentrate in tumors and induce apoptosis (programmed cell death). Xcytrin is a redox active drug that disrupts redox dependent pathways in cells and inhibits oxidative stress related proteins. Its multifunctional mode of action provides the opportunity to be used in a broad range of cancers. Xcytrin is paramagnetic and produces an intense MRI signal which can be used to image tumors. Pharmacyclics has been granted Fast-Track status by the U.S. Food and Drug Administration (FDA) for Xcytrin for the treatment of brain metastases (cancer that has spread to the brain from another part of the body) in non-small cell lung cancer (NSCLC) patients. Xcytrin is currently under investigation in several Phase 1 and Phase 2 clinical trials in various cancers evaluating its use as a single agent and in combination with chemotherapy and/or radiation therapy.

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer, atherosclerosis and other diseases. The company's products are rationally designed, ring-shaped small molecules called texaphyrins that are designed to selectively target and disrupt the bioenergetic processes of diseased cells, such as cancer and atherosclerotic plaque. More information about the company, its technology, and products in development can be found on its website at www.pharmacyclics.com. Pharmacyclics®, Xcytrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about enrollment and future plans for our clinical trials, progress of and reports of results, including analyses of data from preclinical and clinical studies, including results from our SMART trial, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "project," "believe," "will," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the initiation, timing, design, enrollment and cost of clinical trials; unexpected delays in and unanticipated increases in costs related to our preclinical studies and clinical trials; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-K for the year ended June 30, 2005 and its quarterly report on Form 10-Q for the period ended September 30, 2005. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Statements of Operations
(unaudited) (in thousands, except per share data)

                                                                         Three Months
                                                                         Ended December 31,
                                        --------------------------------------------------------- -----------
                                                     2005                               2004
                                        ---------------------------------  ---------------------- -----------
                                         GAAP[1]   Difference   Non-GAAP[2] GAAP[1]   Difference   Non-GAAP[2]
                                        ---------  ---------    ---------  ---------  ---------    ----------
Operating expenses:
   Research and development            $   6,698  $    (965)[3]$   5,733  $   6,277  $      (7)[3]$    6,270
   General and administrative              3,686       (946)[3]    2,740      1,952          --[3]     1,952
                                        ---------  ---------    ---------  ---------  ---------    ----------
      Total operating expenses            10,384     (1,911)       8,473      8,229         (7)        8,222
                                        ---------  ---------    ---------  ---------  ---------    ----------
Loss from operations                     (10,384)     1,911       (8,473)    (8,229)         7        (8,222)
Interest and other income, net               494          --         494        442          --          442
                                        ---------  ---------    ---------  ---------  ---------    ----------
Net loss                               $  (9,890) $   1,911    $  (7,979) $  (7,787) $       7    $   (7,780)
                                        =========  =========    =========  =========  =========    ==========
Basic and diluted net loss per share   $   (0.50) $   (0.10)   $   (0.40) $   (0.40) $       --   $    (0.40)
                                        =========  =========    =========  =========  =========    ==========
Shares used to compute basic and
   diluted net loss per share             19,878          --      19,878     19,707          --       19,707
                                        =========  =========    =========  =========  =========    ==========

                                                                         Six Months
                                                                         Ended December 31,
                                        --------------------------------------------------------- -----------
                                                     2005                               2004
                                        ---------------------------------  ---------------------- -----------
                                         GAAP[1]   Difference   Non-GAAP[2] GAAP[1]   Difference   Non-GAAP[2]
                                        ---------  ---------    ---------  ---------  ---------    ----------
Operating expenses:
   Research and development            $  14,002  $  (1,747)[3]$  12,255  $  12,386  $     (10)[3]$   12,376
   General and administrative              7,071     (1,761)[3]    5,310      3,580          --[3]     3,580
                                        ---------  ---------    ---------  ---------  ---------    ----------
      Total operating expenses            21,073     (3,508)      17,565     15,966        (10)       15,956
                                        ---------  ---------    ---------  ---------  ---------    ----------
Loss from operations                     (21,073)     3,508      (17,565)   (15,966)        10       (15,956)
Interest and other income, net               982          --         982        876          --          876
                                        ---------  ---------    ---------  ---------  ---------    ----------
Net loss                               $ (20,091) $   3,508    $ (16,583) $ (15,090) $      10    $  (15,080)
                                        =========  =========    =========  =========  =========    ==========
Basic and diluted net loss per share   $   (1.01) $   (0.17)   $   (0.84) $   (0.77) $       --   $    (0.77)
                                        =========  =========    =========  =========  =========    ==========
Shares used to compute basic and
   diluted net loss per share             19,854          --      19,854     19,678          --       19,678
                                        =========  =========    =========  =========  =========    ==========

[1] Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).
[2] Non-GAAP amounts exclude stock-based compensation expense.
[3] Represents stock-based compensation expense.

Condensed Balance Sheets
(unaudited, in thousands)

                                                            December 31,  June 30,
                                                               2005         2005
                                                            -----------  -----------

   Assets
     Cash, cash equivalents and marketable securities .... $    56,367  $    71,899

     Other current assets ................................       1,247        1,254
                                                            -----------  -----------
          Total current assets ...........................      57,614       73,153

     Property and equipment, net .........................         815          884

     Other noncurrent assets .............................         527          527
                                                            -----------  -----------
                                                           $    58,956  $    74,564
                                                            ===========  ===========

   Liabilities and stockholders' equity
     Current liabilities ................................. $     4,988  $     4,473

     Long-term obligations ...............................          93           97

     Stockholders' equity ................................      53,875       69,994
                                                            -----------  -----------
                                                           $    58,956  $    74,564
                                                            ===========  ===========

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